Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 16, 2015, Vista gold Corp. (the “Company”) completed the sale of 8,000,000 Midas Gold Corp shares for gross proceeds of C$3,680,000 ($2,895,000).  The following unaudited pro forma condensed consolidated balance sheet and statement of income/(loss) are derived from the historical audited condensed consolidated financial statements of the Company.  The pro forma condensed consolidated balance sheet as of December 31, 2014 gives effect to the sale as if it had occurred on that date.  The pro forma condensed consolidated statement of income/(loss) for the year ended December 31, 2014 assumes that the sale had been completed January 1, 2014.  The unaudited pro forma condensed consolidated balance sheet and statement of income/(loss) should be read in conjunction with the notes thereto and the historical financial statements, including the notes thereto, of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2014.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results.  However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information represent estimates and assumptions that the Company’s management believes to be reasonable.

VISTA GOLD CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2014
(in thousands of US dollars)
(unaudited)

	Historical	Adjustments (1)	Pro Forma

Assets:
Current assets:
Cash and cash equivalents	$3,714	$2,779	$6,493
Marketable securities	137	-	137
Other investments	6,163	(3,120)	3,043
Other current assets	1,348	-	1,348
Total current assets	11,362	(341)	11,021

Non-current assets:
Mineral properties	5,406	-	5,406
Plant and equipment, net	2,842	-	2,842
Assets held for sale	6,500	-	6,500
Long-term deferred tax asset	1,916	(1,064)	852
Total non-current assets	16,664	(1,064)	15,600

Total assets	$28,026	$(1,405)	$26,621

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$457	$-	$457
Accrued liabilities and other	370	-	370
Current deferred tax liability	1,916	(1,064)	852
Total current liabilities	2,743	(1,064)	1,679

Non-current liabilities:
Debt	-	-	-
Total non-current liabilities	-	-	-

Total liabilities	2,743	(1,064)	1,679

Commitments and contingencies

Shareholders' equity:
Common shares	404,912	-	404,912
Additional paid-in capital	33,171	-	33,171
Accumulated other comprehensive income (loss)	11	-	11
Accumulated deficit	(412,811)	(341)	(413,152)
Total shareholders' equity	25,283	(341)	24,942

Total liabilities and shareholders' equity	$28,026	$(1,405)	$26,621

VISTA GOLD CORP.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME/(LOSS)
Year Ended December 31, 2014
(in thousands of US dollars)
(unaudited)

	Historical	Adjustments (2)		Pro Forma

Operating income and (expenses):
Exploration, property evaluation and holding costs	$(3,991)	$-		$(3,991)
Corporate administration	(3,798)	-		(3,798)
Depreciation and amortization	(863)	-		(863)
Write-down of Amayapampa interest	(4,813)	-		(4,813)
Write-down of mineral property	(750)	-		(750)
Total operating expense	(14,215)	-		(14,215)

Non-operating income and (expenses):
Gain/(loss) on sale of marketable securities	24	-		24
Unrealized gain/(loss) on other investments	(4,267)	2,160		(2,107)
Realized loss on other investments	155	(2,501)		(2,346)
Write-down of marketable securities	(138)	-		(138)
Interest income	10	-		10
Interest expense	(78)	-		(78)
Other income/(expense)	(417)			(417)
Total non-operating income/(expense)	(4,711)	(341)	-	(5,052)

Income/(loss) from continuing operations before income taxes	(18,926)	(341)		(19,267)
Deferred income tax benefit	-	-		-
Net income/(loss)	$(18,926)	$(341)		$(19,267)

Basic:
Weighted average number of shares outstanding	82,294,331			82,294,331
Net loss per share	$(0.23)			$(0.23)
Diluted:
Weighted average number of shares outstanding	82,294,331			82,294,331
Net loss per share	$(0.23)			$(0.23)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.

Adjustments to reflect the sale of 8,000,000 common shares investment in Midas Gold Corp. including the i) net cash proceeds of received at closing, ii) reduction in our investment holdings; iii) estimated effect on deferred tax assets and liabilities; and iv) estimated transaction costs; and (v) estimated gain on disposition.

2.	Adjustments to reflect the realized loss on the sale and the unrealized loss for the remainder of the shares held.